UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 14, 2008
Date of Report (Date of earliest event reported)

CONSTITUTION MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6139 South Rural Road, Suite 103 Tempe, Arizona	85283-2929
(Address of principal executive offices)	(Zip Code)

(480) 820-5950
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on April 14, 2008, the Board of Directors (the "Board") of Constitution Mining Corp. (the "Company") accepted the consent of Roger Buri to act as a Director of the Company.

Mr. Buri has over forty years of experience in the banking industry. Although Mr. Buri retired from full time employment in September 2003, since that time he has continued to work with former clients from time to time in cooperation with his most recent employer, Banca del Gottardo (Zurich) or other institutions. From October 1991 to August 2003, Mr. Buri was an investment and portfolio manager and a member of management at Banca del Gottardo in Zurich, Switzerland. From 1988 to 1991, he served as an investment and portfolio manager and a member of management at Bank Innova Zurich AG, which was taken over by Banca del Gottardo in October 1991. From 1981 to 1987, Mr. Buri was an investment and portfolio manager and member of management of MM. Hottinger & Cie., Zurich (private bankers). From 1976 to 1981, Mr. Buri was head of the private banking department of Ufitec SA Union Financière, Zurich. Prior to that, dating back to the early 1960s, Mr. Buri was employed in various capacities at a number of financial institutions, including Banque Romande, Geneva (today Banca della Svizzera Italiana/Generali Insurance) and Banque Populaire Suisse.

As a result of the Board's acceptance of Mr. Buri's consent to act as a Director of the Company, the Company's current officers and directors are as follows:
Name	Position
Willem Fuchter	President, Chief Executive Officer, Principal Executive Officer and Director
Daniel Hunter	Chief Operating Officer and Director
Pat Gorman	Director and Chairman of the Board
Hernan Zaballa	Director and Vice President (not an executive officer position)
Gary J. Artmont	Director
Harold Gershuny	Director
Duncan Large	Director
Roger Buri	Director
Kenneth Phillippe	Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONSTITUTION MINING CORP.
DATE: April 17, 2008	"Daniel Hunter" Name: Daniel Hunter Title: Chief Operating Officer and a Director

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